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                                                                 Exhibit:  10.16

                                REVOLVING NOTE
                             (Rebate Program Loan)


$3,000,000.00                                                St. Louis, Missouri

                                                               September 1, 1996


          For value received, The Source Company, a Missouri corporation ("Borrower") promises to pay to the order of The Boatmen's National Bank of St. Louis ("Bank"), the principal sum of Three Million and 00/100 Dollars ($3,000,000.00), or such lesser aggregate unpaid principal amount as shall be outstanding under this Revolving Note (this "Note"), plus all interest accrued thereon, on the Ultimate Revolving Maturity Date.

          Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at a per annum rate equal to the CBR plus one percent (1%), such rate to change simultaneously with any change in the CBR. Such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable monthly in arrears commencing on the first day of the first full month following the Effective Date and on the first day of each month thereafter, so long as there is any principal amount outstanding under this Note.

          Both principal and interest are payable in Dollars to Bank at its office at 75 West Lockwood, St. Louis, Missouri 63119 Attention: Timothy J. Halls.

          This Note is issued under the terms of, and pursuant to, the provisions of that certain Loan Agreement dated August 16, 1995, as amended, between Bank and Borrower (as the same may be amended, supplemented, restated, renewed, extended or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

          This Note is secured by the Collateral described in the Loan Documents, dated as of the Effective Date, executed by Borrower in favor of Bank as set forth in the Loan Agreement and reference to the Loan Documents and the Loan Agreement is made for a statement of the rights of Bank with respect to such Collateral.

          Borrower shall prepay the principal amount of this Note to the extent provided in the Loan Agreement. Borrower may voluntarily prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

          This Note is the "Rebate Program Note" as described in the Loan Agreement. The proceeds of Advances under this Note shall be used by Borrower solely to prepay Rebates to customers of Borrower in accordance with Borrower's prepaid rebate program. The date and amount of all disbursements and receipts representing principal and receipts of interest by Bank with respect to the Rebate Program Loan shall be recorded by Bank in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under the Loan Agreement and this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. Such record as maintained by Bank shall constitute prima facie evidence of the amount outstanding under this Note.

          Upon an Event of Default described in Section 15.1.9 of the Loan Agreement, all of the principal outstanding hereunder and all interest accrued thereon shall automatically become immediately due and payable. Upon the occurrence of any other Event of Default, the principal outstanding hereunder and all accrued interest thereon, at the option of Lender, shall become and be immediately due and payable as provided in the Loan Agreement.

          Upon the occurrence of any Default, at the option of Bank, all outstanding principal and, to the extent permitted by law, accrued interest in respect of this Note and all other amounts owing hereunder shall bear interest, payable on demand, at a rate per annum of 4% in excess of the rate which would otherwise apply hereunder, such rate to change simultaneously with any change in the CBR. In addition, such default rate of interest shall apply after


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maturity, whether by acceleration or otherwise. Such interest shall be computed on the basis of a year deemed to consist of 360 days, paid for the actual number of days elapsed and shall be payable on demand.

          If this Note shall not be paid as herein provided and shall be placed in the hands of one or more attorneys for collection (including representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower) Borrower hereby promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation is commenced.

          Demand for payment, presentment, protest, notice of protest and nonpayment, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, before or after Maturity, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

          No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Bank, and then only in the specific instance and for the purpose for which given. No failure on the part of Bank to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Bank under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Bank's option.

          All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

          This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri, without regard to choice or conflict of laws rules.

                                    THE SOURCE COMPANY
                                    a Missouri corporation

                                    By:
                                       --------------------------------------
                                    Print Name:
                                               ------------------------------
                                    Title:
                                          -----------------------------------


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